Tidal Trust II 485BPOS

Exhibit 99.(e)(i)(21)

TWENTY-FIRST AMENDMENT

TO ETF DISTRIBUTION AGREEMENT

This twenty-first amendment (“Amendment”) to the ETF Distribution Agreement dated as of July 5, 2022 (the “Agreement”), by and between Tidal Trust II (the “Trust”) and Foreside Fund Services, LLC (“Foreside” and together with the Trust, the “Parties”) is entered into as of November 7, 2024 (the “Effective Date”).

WHEREAS, The Parties desire to amend Exhibit A of the Agreement to reflect an updated Funds list; and

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.	Exhibit A of the Agreement is hereby deleted and replaced in its entirety by Exhibit A attached hereto.

3.	Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

TIDAL TRUST II		FORESIDE FUND SERVICES, LLC

By:	/s/ Eric Falkeis	By:	/s/ Teresa Cowan

Name:	Eric Falkeis	Name:	Teresa Cowan

Title:	President	Title:	President

EXHIBIT A

Carbon Collective Climate Solutions U.S. Equity ETF

Carbon Collective Short Duration Green Bond ETF

YieldMax™ Innovation Option Income Strategy ETF
YieldMax™ KWEB Option Income Strategy ETF
YieldMax™ Gold Miners Option Income Strategy ETF
YieldMax™ XBI Option Income Strategy ETF
YieldMax™ TLT Option Income Strategy ETF
YieldMax™ AAPL Option Income Strategy ETF
YieldMax™ AMZN Option Income Strategy ETF
YieldMax™ BRK.B Option Income Strategy ETF
YieldMax™ COIN Option Income Strategy ETF
YieldMax™ META Option Income Strategy ETF
YieldMax ™GOOG Option Income Strategy ETF
YieldMax™ NFLX Option Income Strategy ETF
YieldMax™ NVDA Option Income Strategy ETF
YieldMax™ SQ Option Income Strategy ETF
YieldMax™ TSLA Option Income Strategy ETF
YieldMax™ ABNB Option Income Strategy ETF
YieldMax™ AMD Option Income Strategy ETF
YieldMax™ MRNA Option Income Strategy ETF
YieldMax™ PYPL Option Income Strategy ETF
YieldMax™ DIS Option Income Strategy ETF
YieldMax™ JPM Option Income Strategy ETF
YieldMax™ MSFT Option Income Strategy ETF
YieldMax™ XOM Option Income Strategy ETF
YieldMax™ AI Option Income Strategy ETF
YieldMax™ ROKU Option Income Strategy ETF
YieldMax™ SNOW Option Income Strategy ETF
YieldMax™ ZM Option Income Strategy ETF
YieldMax™ ADBE Option Income Strategy ETF
YieldMax™ NKE Option Income Strategy ETF
YieldMax™ ORCL Option Income Strategy ETF
YieldMax™ INTC Option Income Strategy ETF
YieldMax™ BIIB Option Income Strategy ETF
YieldMax™ BA Option Income Strategy ETF
YieldMax™ TGT Option Income Strategy ETF
YieldMax™ Universe Fund of Option Income ETFs
YieldMax™ Magnificent 7 Fund of Option Income ETFs
YieldMaxTM Ultra Option Income Strategy ETF
YieldMaxTM MSTR Option Income Strategy ETF
YieldMax™ Short TSLA Option Income Strategy ETF
YieldMax™ Short Innovation Option Income Strategy ETF
YieldMax™ Short NVDA Option Income Strategy ETF
YieldMax™ Short COIN Option Income Strategy ETF
YieldMax™ Short AAPL Option Income Strategy ETF
YieldMax™ Short N100 Option Income Strategy ETF
YieldMaxTM Bitcoin Option Income Strategy ETF

YieldMaxTM BABA Option Income Strategy ETF
YieldMaxTM CVNA Option Income Strategy ETF
YieldMaxTM DKNG Option Income Strategy ETF
YieldMaxTM HOOD Option Income Strategy ETF
YieldMaxTM JD Option Income Strategy ETF
YieldMaxTM MARA Option Income Strategy ETF
YieldMaxTM PDD Option Income Strategy ETF
YieldMaxTM PLTR Option Income Strategy ETF
YieldMaxTM RBLX Option Income Strategy ETF
YieldMaxTM SHOP Option Income Strategy ETF
YieldMaxTM SMCI Option Income Strategy ETF
YieldMaxTM TSM Option Income Strategy ETF
YieldMaxTM Ether Option Income Strategy ETF
YieldMaxTM Target 12TM Semiconductor Option Income ETF
YieldMaxTM Target 12TM BioTech & Pharma Option Income ETF
YieldMaxTM Target 12TM Energy Option Income ETF
YieldMaxTM Target 12TM Real Estate Option Income ETF
YieldMaxTM Target 12TM Tech & Innovation Option Income ETF
YieldMaxTM Target 12TM Big 50 Option Income ETF
YieldMax™ Dorsey Wright Hybrid 5 Income ETF
YieldMax™ Dorsey Wright Featured 5 Income ETF
YieldMax™ AI & Tech Portfolio Option Income ETF
YieldMax™ Crypto Industry & Tech Portfolio Option Income ETF
YieldMax™ China Portfolio Option Income ETF
YieldMax™ Semiconductor Portfolio Option Income ETF
YieldMax™ Biotech & Pharma Portfolio Option Income ETF
YieldMaxTM Ultra Short Option Income Strategy ETF

The Meet Kevin Pricing Power ETF
The Meet Kevin Select ETF
The Meet Kevin Moderate ETF

Nicholas Fixed Income Alternative ETF
Nicholas Global Equity and Income ETF

Pinnacle Focused Opportunities ETF
Return Stacked® Bonds & Managed Futures ETF
Return Stacked® Global Stocks & Bonds ETF
Return Stacked® U.S. Stocks & Managed Futures ETF
Return Stacked® Bonds & Futures Yield ETF
Return Stacked® U.S. Stocks & Futures Yield ETF
Return Stacked® Bonds & Merger Arbitrage ETF

DGA Core Plus Absolute Return ETF
Tactical Advantage ETF
Roundhill Generative AI & Technology ETF
CNIC ICE U.S. Carbon Neutral Power Futures Index ETF
Blueprint Chesapeake Multi-Asset Trend ETF
Cboe® Validus S&P 500® Dynamic PutWrite Index ETF

Grizzle Growth ETF

Defiance Nasdaq 100 Enhanced Options Income ETF
Defiance S&P 500 Enhanced Options Income ETF
Defiance R2000 Enhanced Options Income ETF
Defiance Treasury Alternative Yield ETF
Defiance Developed Markets Enhanced Options Income ETF
Defiance Emerging Markets Enhanced Options Income ETF
Defiance Nasdaq 100 Target Income ETF
Defiance S&P 500 Target Income ETF
Defiance R2000 Target Income ETF
Defiance Gold Enhanced Options Income ETF
Defiance Silver Enhanced Options Income ETF
Defiance Oil Enhanced Options Income ETF
Defiance Treasury Enhanced Options Income ETF
Defiance Daily Target 2X Long LLY ETF
Defiance Daily Target 2X Long MSTR ETF
Defiance Daily Target 2X Long NVO ETF
Defiance Daily Target 2X Long AVGO ETF
Defiance Daily Target 2X Long SMCI ETF
Defiance Daily Target 2X Long Carbon ETF
Defiance Daily Target 2X Long Copper ETF
Defiance Daily Target 2X Long Lithium ETF
Defiance Daily Target 2X Long Solar ETF
Defiance Daily Target 2X Long Uranium ETF
Defiance Daily Target 2X Short MSTR ETF
Defiance Large Cap ex-Mag 7 ETF

CoreValues Alpha Greater China Growth ETF

Hilton Small-MidCap Opportunity ETF

Quantify Absolute Income ETF
STKD Bitcoin & Gold ETF

iREIT® - MarketVector Quality REIT Index ETF

Even Herd Long Short ETF

Peerless Option Income Wheel ETF

Clockwise Core Equity & Innovation ETF

Cambria Chesapeake Pure Trend ETF

Octane All-Cap Value Energy ETF